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                                                                     EXHIBIT 99

             [LETTERHEAD OF BERNSTEIN, FOX, WHITMAN & COMPANY LLP]
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January 2, 1997

Samuel Kelsall V, Esq., Secretary
CALIFORNIA PROPERTIES FUND
12770 High Bluff Drive Suite 140
San Diego, CA 92130

By mail and fax (800-200-4485)

Dear Mr. Kelsall:

This letter will confirm that the client-auditor relationship between CALIFORNIA PROPERTIES FUND (Commission File Number 0-91238) and BERNSTEIN, FOX, WHITMAN & COMPANY LLP (successor to Goldfarb, Whitman & Cohen) has ceased, effective May 16, 1996.

Bernstein, Fox, Whitman & Company LLP was notified of the dismissal by facsimile transmission dated December 23, 1996, which was read on December 24, 1996.

Sincerely,

BERNSTEIN, FOX, WHITMAN & COMPANY LLP

BY:  /s/ KENNETH L. GOLDMAN,
     --------------------------
     Kenneth L. Goldman, C.P.A.

cc:  By mail:  Office of the Chief Accountant
               SECPS Letter File
               Securities and Exchange Commission
               Mail Stop 9-5
               450 Fifth Street, N.W.
               Washington, D.C. 20549

     By fax:   202-942-9656; Attn: SECPS Letter File/Mail Stop 9-5